EXHIBIT 4.2

     CORINTHIAN COLLEGES, INC. 1998 PERFORMANCE AWARD PLAN
                    NONQUALIFIED STOCK OPTION AGREEMENT

     THIS NONQUALIFIED STOCK OPTION AGREEMENT (this "Option Agreement") by and between CORINTHIAN COLLEGES, INC., a Delaware corporation (the "Corporation"), and _____________________________ (the "Participant")
evidences the nonqualified stock option (the "Option") granted by the Corporation to the Participant as to the number of shares of the Corporation's Common Stock first set forth below.

     Number of Shares of Common Stock: (1)  ________
     Exercise Price per Share: (2)     $____________
     Grant Date: (1)        __________________
     Expiration Date: (2)        __________________

     The Option is granted under the Corinthian Colleges, Inc. 1998 Performance Award Plan, as amended (the "Plan"), and subject to the terms and conditions attached to this Option Agreement
(incorporated herein by this reference) and in the Plan.  The
Option has been granted to the Participant in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Participant. The Option is not and shall not be deemed to be an incentive stock option within the meaning of Section 422 of the Code. Capitalized terms are defined in the Plan if not defined herein. The parties agree to the terms of the Option set forth herein, and the Participant acknowledges receipt of the Plan.

"PARTICIPANT"                      CORINTHIAN COLLEGES, INC.
                                   a Delaware corporation

_____________________________
Signature
                                   By:_______________________

______________________________     Print Name:_______________
Print Name
______________________________     Title:_____________________
Address
________________________________
City, State, Zip Code


CONSENT OF SPOUSE

     In consideration of the execution of the foregoing Nonqualified Stock Option Agreement by Corinthian Colleges, Inc., I, _________________, the spouse of the Participant therein named, do hereby agree to be bound by all of the terms and provisions thereof, the terms and conditions attached thereto, and of the Plan.

____________________________              ______________________
Signature of Spouse                       Date

__________________________

(1)   Subject to adjustment under Section 6.3 of the Plan.
(2) Subject to early termination under Section 6.2 or 6.3 of the Plan.

                    TERMS AND CONDITIONS OF OPTION

1.   Vesting; Limits on Exercise.

     The Option cannot be exercised until it vests and becomes exercisable. Unless the Committee otherwise provides, the Option will not vest or become exercisable in any circumstances prior to the date that is six months after the Award Date. Thereafter, the Option will become vested, subject to adjustments, as follows:

            DATE (3)                EXTENT OF VESTING (1,4)


    . Exercisability. Vesting and exercisability are different events. The Option shall not become exercisable prior to the time set forth in Section 2.3.2 of the Plan.

    . Cumulative Exercisability. To the extent that the Option is vested and exercisable, the Participant has the right to exercise the Option (to the extent not previously exercised), and such right shall continue until the expiration or earlier termination of the Option.

     . No Fractional Shares. Fractional share interests shall be disregarded, but may be cumulated.

    .  Minimum Exercise.  No fewer than 100(1) shares of Common
        Stock may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

2.     Continuance of Employment Required; No Employment
       Commitment.

       The vesting schedule requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights

____________

(3)  [Corporation:  Insert date(s) on which vesting will occur.]
(4) [Corporation: Insert number of shares. Total must equal the total number of shares subject to the Option.]


and benefits under this Option Agreement. Partial service, even if substantial, during any vesting period will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 4 below or under the Plan.

     Nothing contained in this Option Agreement or the Plan constitutes an employment commitment by the Company, affects the Participant's status as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by the Company or any Subsidiary, interferes in any way with the right of the Company or any Subsidiary at any time to terminate such employment, or affects the right of the Company or any Subsidiary to increase or decrease the Participant's other compensation.

3.     Method of Exercise of Option.

     The Option shall be exercisable by the delivery to the Secretary of the Corporation of a written notice stating the number of shares of Common Stock to be purchased pursuant to the Option and accompanied by:

     . Delivery of an executed Exercise Agreement in substantially the form attached hereto as Exhibit A or such other form as from time to time may be required by the Committee (the "Exercise Agreement");

     . Payment in full for the Exercise Price of the shares to be purchased, by check or electronic funds transfer to the Corporation or certified or cashier's check payable to the order of the Corporation, subject to such specific procedures or directions as the Committee may establish;

     .  satisfaction of the tax withholding provisions of
        Section 6.5 of the Plan; and

     . any written statements or agreements required pursuant to Section 6.4 of the Plan.

The Committee also may authorize a non-cash payment alternative specified below at or prior to the time of exercise. In which case, the Exercise Price and/or applicable withholding taxes, to the extent so authorized, may be paid in full or in part by:

    . notice and third party payment in such manner as may be authorized by the Committee; and/or

    . shares of Common Stock already owned by the Participant, valued at their Fair Market Value on the exercise date, provided, however, that any shares initially acquired upon exercise of a stock option or otherwise from the Corporation must have been owned by the Participant for at least six (6) months before the date of such exercise.

4.   Early Termination of Option.

     The Option, to the extent not previously exercised, and all other rights hereunder, whether vested and exercisable or not, shall terminate and become null and void prior to the expiration date in the event of:

     . the Participant's termination of employment or services as provided in Section 6.2 of the Plan, or

     . the termination of the Option pursuant to Section 6.3 of the Plan.

5.   Non-Transferability.

     The Option and any other rights of the Participant under this Option Agreement or the Plan are nontransferable and exercisable only by the Participant, except as set forth in
Section 1.8 of the Plan..

7.   Notices.

     Any notice to be given under the terms of this Option
Agreement or the Exercise Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the address given beneath the Participant's signature hereto, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Participant is no longer an Eligible Person, shall be deemed to have been duly given by the Corporation when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

8.   Plan.

     The Option and all rights of the Participant under this Option Agreement are subject to, and the Participant agrees to be bound by, all of the terms and conditions of the Plan, incorporated herein by this reference. In the event of a conflict or inconsistency between the terms and conditions of this Option Agreement and of the Plan, the terms and conditions of the Plan shall govern. The Participant acknowledges receipt of a copy of the Plan and agrees to be bound by the terms thereof. The Participant acknowledges reading and understanding the Plan. Unless otherwise expressly provided in other sections of this Option Agreement, provisions of the Plan that confer discretionary authority on the Board or the Committee do not and shall not be deemed to create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Committee so conferred by appropriate action of the Board or the Committee under the Plan after the date hereof.

9.   Entire Agreement.

     This Option Agreement (together with the form of Exercise
Agreement attached hereto) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan, this Option Agreement and the Exercise Agreement may be amended pursuant to Section 6.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof or of the Exercise Agreement in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

10.  Governing Law; Limited Rights[; Stockholder
     Approval].

     10.1. Delaware Law. This Option Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

     10.2. Limited Rights. The Participant has no rights as a stockholder of the Corporation with respect to the Option as set forth in Section 6.7 of the Plan.

(Remainder of Page Intentionally Left Blank)

                                           EXHIBIT A


                    CORINTHIAN COLLEGES, INC.
                   1998 PERFORMANCE AWARD PLAN
                    OPTION EXERCISE AGREEMENT

     The undersigned (the "Purchaser") hereby irrevocably elects to exercise his/her right, evidenced by that certain Nonqualified Stock Option Agreement dated as of ____________________ (the "Option
Agreement") under the Corinthian Colleges, Inc. 1998 Performance
Award Plan (the "Plan"), as follows:

     .  the Purchaser hereby irrevocably elects to purchase
        __________________ shares of Common Stock (the "Shares") of Corinthian Colleges, Inc. (the "Corporation"), and

    . such purchase shall be at the price of $__________________ per share, for an aggregate amount of $__________________
        (subject to applicable withholding taxes pursuant to Section
        6.5 of the Plan).

     Capitalized terms are defined in the Plan if not defined herein.

     Delivery of Share Certificate. The Purchaser requests that a certificate representing the Shares be registered to Purchaser and delivered to: _____________________________________________.

     Plan and Option Agreement. The Purchaser acknowledges that all of his/her rights are subject to, and the Purchaser agrees to be bound by, all of the terms and conditions of the Plan and the Option Agreement, both of which are incorporated herein by this reference. If a conflict or inconsistency between the terms and conditions of this Exercise Agreement and of the Plan or the Option Agreement shall arise, the terms and conditions of the Plan and/or the Option Agreement shall govern. The Purchaser acknowledges receipt of a copy of all documents referenced herein and the current Plan Prospectus and acknowledges reading and understanding these documents and having an opportunity to ask any questions that he/she may have had about them.

"PURCHASER"                       ACCEPTED BY:
                                  CORINTHIAN COLLEGES, INC.
_____________________________     a Delaware corporation
Signature
                                  By:________________________
____________________________
Print Name                        Print Name:________________

________________________________
Address                           Title:____ ________________

________________________________  (To be completed by the
City, State, Zip Code             corporation after the price
                                  (including applicable
                                  withholding taxes), value
                                  (if applicable) and receipt
                                  of funds is verified.)